                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CellNet Data Systems, Inc. on Form S-3 of our report dated February 2, 1998, included and incorporated by reference in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997, and to the use of our report dated February 2, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
April 21, 1998